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                                                                    EXHIBIT 23.1


                       Consent of Independent Auditors


We consent to the incorporation by reference in this Current Report (Form 8-K) of Healthtrust, Inc. - The Hospital Company ("Healthtrust") of our reports dated December 3, 1993 with respect to the consolidated financial statements of EPIC Holdings, Inc. and subsidiaries and EPIC Healthcare Group, Inc. and subsidiaries included in the U.S. Prospectus filed pursuant to Rule 424(b), dated April 28, 1994, related to the Registration Statement (No. 33-52401) on Form S-3 filed by Healthtrust for the registration of 6,220,404 shares of its common stock.




                                                      Ernst & Young

Dallas, Texas
May 12, 1994